Elys Game Technology, Corp.

Suite 120, 611 Gateway Blvd., San Francisco, CA 94080

Suite 701, 130 Adelaide St. W., Toronto, Ontario M5H 2K4

(Nasdaq|ELYS) (NEO|ELYS)

Elys Game Technology Closes US Bookmaking Acquisition

Acquisition could provide a significant boost to client base and revenue when fully integrated

New York, NY – July 19, 2021 - Elys Game Technology, Corp. (“Elys” or the “Company”) (Nasdaq:ELYS)(NEO:ELYS), an interactive gaming and sports betting technology company, is pleased to announce that it has completed the acquisition of Bookmakers Company US LLC, a Nevada limited liability company doing business as USBookmaking (“USB”).

USB will become an integral part of Elys’ U.S. facing brand and will continue to operate as a wholly owned business unit maintaining its well-established brand, employees, management, and bookmaking team. The acquisition of USB provides Elys with an operational footprint in 4 states (New Mexico, Colorado, Michigan and North Dakota) with 2 additional states (Washington, D.C. and Iowa) in progress and provide a significant boost to client base and revenue when fully integrated. The transaction represents a fundamental strategic partnership that completes an important pillar of the Company’s business plan to build out in the U.S. and Canadian sports betting markets.

“USB realized that to increase our client base we needed a sportsbook platform that was built for the United States market,” stated Vic Salerno, President of USB. “We spent the last three years vetting virtually every sports betting technology in existence and determined that the Elys platform was superior to all the other platforms. The combination of USB’s highly experienced bookmaking team and a technologically advanced and cutting-edge software platform, we expect, will be a formidable parlay in the sports wagering market and we are eager to present these strengths to our pipeline of potential clients.”

“We are very proud to welcome USB and all their talented team that share the same passion and dedication for our business that our core family of operations in Europe has fostered during the past two decades,” stated Michele Ciavarella, Executive Chairman and Interim CEO of Elys. “We are highly optimistic that the addition of USB to our European expertise could accelerate our growth and product innovation, while solidifying a position at the forefront of our industry servicing large and small casino operators, as well as neighborhood establishments like restaurants and bars across the United States and Canada as regulations permit.”

Mr. Ciavarella continued, “We continue to make measurable progress in our previously stated goals to diversify our business into global operations and remain disciplined and focused as we execute on our plans each year. The combination with USB, which we expect to be transformational, gives Elys Game Technology fully integrated solutions with localized bookmaking expertise in two key regulated sports betting markets, underpinned by one of the newest and most advanced microservices betting technology in the industry.

We have been building Elys from the bottom up to make sure that we have all the tools, skills and capacity in place to handle the potential growth that Elys could generate in the U.S. Elys’ Multigioco subsidiary was recently ranked in the top 11 in sports betting in Italy, one of the largest sports betting markets in Europe. Through public statements, Morgan Stanley estimates that by 2025, 50% of the U.S. will have access to legal sports betting, this potentially makes the U.S. one of the largest regulated sports betting markets in the world, where along with the i-gaming market, is estimated to reach $7 billion by 2025 and $30 billion to $35 billion at total maturity. We plan to leverage the synergies of our rapidly growing team and expected future business partnerships to drive long-term growth and shareholder value.”

Transaction Closing:

On July 15, 2021, Elys closed the transaction to acquire 100% of the membership interests in USB and USB became a wholly owned subsidiary of Elys. The consideration paid for all of the equity of USB was $12 million paid 50% in cash and 50% in 1,265,823 shares of the Company’s common stock based on the 90-day weighted average closing price prior to the closing. The definitive purchase agreement also provides for potential earnouts of up to $41.8 million through December 31, 2025.

About Elys Game Technology, Corp.

Elys Game Technology, Corp., is a B2B global gaming technology company operating in multiple countries worldwide, with B2C online and land-based gaming operations in Italy. In Italy, Elys offers its clients a full suite of leisure gaming products and services, such as sports betting, e-sports, virtual sports, online casino, poker, bingo, interactive games and slots.

The Company’s innovative wagering solution services online operators, casinos, retail betting establishments and franchise distribution networks. Additional information is available on our corporate website at www.elysgame.com.

Investors may also find us on Twitter @ELYS_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding the USB acquisition providing significant boost to client base and revenue when fully integrated, the combination of USB’s highly experienced bookmaking team and a technologically advanced and cutting-edge software platform being formidable parlay in the sports wagering market, the addition of USB to the Company’s European expertise accelerating the Company’s growth and product innovation while solidifying its industry position in servicing large and small casino operators, as well as neighborhood establishments, the combination with USB being transformational, leveraging the synergies of the Company’s rapidly growing team and expected future business partnerships to drive long-term growth and shareholder value, and estimates that by 2025, 50% of the U.S. will have access to legal sports betting, potentially making the U.S. one of the largest regulated sports betting markets in the world, where along with the i-gaming market, is estimated to reach $7 billion by 2025 and $30 billion to $35 billion at total maturity. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to boost its client base and revenue when the USB acquisition is fully integrated, the Company’s ability to leverage the combination of USB’s highly experienced bookmaking team and its software platform in the sports wagering market, the Company’s ability to accelerate its growth and product innovation while solidifying its industry position in servicing large and small casino operators, as well as neighborhood establishments, the Company’s ability to leverage the synergies of the Group and expected future business partnerships to drive long-term growth and shareholder value, the estimate that by 2025, 50% of the U.S. will have access to legal sports betting, the U.S. becoming one of the largest regulated sports betting markets in the world, and along with i-gaming reaching $7 billion by 2025 and $30 billion to $35 billion at total maturity, the duration and scope of the COVID-19 outbreak worldwide, including the impact to state and local economies, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Form 10-Q and current reports on Form 8-K. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Elys Game Technology, Corp.

Michele Ciavarella, Executive Chairman

Tel: 1-628-258-5148

Email: m.ciavarella@elysgame.com